Exhibit 10.14

THE INDEBTEDNESS EVIDENCED BY THIS PROMISSORY NOTE AND ANY RIGHTS OR REMEDIES HEREUNDER SHALL BE SUBORDINATE TO MAKER’S PRESENT AND FUTURE BANK AND OTHER FINANCIAL INSTITUTION DEBT AND OTHER SENIOR DEBT INCURRED OR TO BE INCURRED BY MAKER AS SPECIFIED IN THE ASSET PURCHASE AGREEMENT OF EVEN DATE HERE WITH BETWEEN MAKER AND LENDER, PROVIDED, HOWEVER THAT THIS PROMISSORY NOTE SHALL RANK NO WORSE THAN PARI PASSU WITH ALL OTHER FUTURE INDEBTEDNESS OF THE BUYER.

THE PAYMENTS UNDER THIS PROMISSORY NOTE ARE SUBJECT TO OFFSET PURSUANT TO SECTION 5.7 OF THE ASSET PURCHASE AGREEMENT OF EVEN DATE HEREWITH BETWEEN MAKER AND LENDER.

Subordinated Promissory Note

U.S. $300,000.00                                                                                            March 5, 2007
                                                                                                    Manalapan, NJ

FOR VALUE RECEIVED, ACCOUNTABILITIES, INC., a Delaware corporation (hereinafter referred to as the "Maker") promises to pay to the order of RESTAFF, INC., a California corporation (hereinafter referred to as the "Lender"), at 2401 Waterman Boulevard, Suite A3, Fairfield, California 94533, or at such address as Lender may designate from time to time, the principal sum of Three Hundred Thousand and 00/100 Dollars ($300,000.00), together with interest thereon at the rate of six percent (6%) per annum on March 5, 2009.

This Promissory Note (the “Note”) is made pursuant to the provisions of that certain Asset Purchase Agreement, dated as of February 26, 2007, by and between Maker and Lender (the "Asset Purchase Agreement").  Any payment under this Note may be offset pursuant to the terms of Section 5.7 of the Asset Purchase Agreement.  The capitalized terms herein not otherwise defined, shall have the meaning given to such terms in the Asset Purchase Agreement.

Notwithstanding anything to the contrary set forth above, if the Maker raises $2,500,000 or more in a private offering of securities prior to [90 days after date of Asset Purchase Agreement], the Maker shall pay Three Hundred Thousand Dollars ($300,000) to Lender no later than [90 days after date of Asset Purchase Agreement] in full satisfaction of its obligations under this Note.

Payments of the amounts due hereunder shall be made in lawful money of the United States which shall be legal tender in payment of all debts, public and private, at the time of payment.

The indebtedness represented by this Note and any rights and remedies hereunder shall be subordinate to Maker’s present and future bank and other financial institution debt and other senior debt incurred or to be incurred by Maker and the indebtedness set forth on Schedule 1.2(a) of the Asset Purchase Agreement, provided however that this Note shall rank senior to all future acquisition indebtedness and no worse than pari passu with all other future indebtedness of Maker.

Maker will be in default under this Note if it fails to make payment of any amount due hereunder within ten (10) days of the applicable due date.

Upon any default under this Note, with such default continuing for a period of thirty (30) days after written notice to the Maker of such default, and interest will accrue, commencing at the end of such thirty (30) day period, at an annual rate equal to the lesser of eighteen percent (18%) or the maximum rate of interest permitted by applicable law.  Any property of the Maker or of any endorser held by the Lender hereof may be applied by the Lender to any sums due and unpaid pursuant to this Note.

As to this Note and any other instrument securing the indebtedness, the Maker and all guarantors and endorsers severally waive all notice of acceleration, presentment, protest and demand, dishonor and non-payment of this Note, and expressly agreed that the maturity of this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of the Maker and all guarantors and endorsers.

Should it become necessary to collect this Note through an attorney, the Maker and any surety, endorser or guarantor of this Note hereby agrees to pay all costs and expenses of collection, including reasonable attorneys' fees and any attorneys' fees incurred in appellate, bankruptcy or post-judgment proceedings.

This Note shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to conflicts of law principles.  The Maker and Lender agree to submit to the exclusive jurisdiction of the New Jersey state courts located in Monmouth County, New Jersey to enforce the terms of this Note.

The Maker acknowledges and agrees that this Note has been signed and delivered in exchange for valuable consideration.

This Note may be prepaid in whole or in part at any time prior to the due date without penalty.

This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

This Note shall not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by Lender without the prior written consent of the Maker.  Maker shall not sell, transfer, assign or otherwise dispose of this Note without the prior written consent of the Lender; provided that Maker may assign this Note to a subsidiary or affiliate of Maker as long as Maker remains liable for the obligations hereunder.

The term "Maker" as used herein in every instance shall include the successors and assigns of Maker.

AccountAbilities, Inc.

By:	/s/ Allan Hartley
Name: Allan Hartley
Title: President